Exhibit 99.1
Media Contact:     Stevi Wara
Diamond Resorts International®
Tel: 702.823.7069; Fax: 702.684.8705
media@diamondresorts.com

Diamond Resorts Corporation Announcing its Results for the Quarter Ended March 31, 2012

May 15, 2012, Las Vegas NV – Diamond Resorts Corporation, together with Diamond Resorts Parent, LLC and its subsidiaries (“Diamond” or the “Corporation”) today announced results for the quarter ended March 31, 2012. “We are pleased with the continued year-over-year improvement in our operating performance and continue to remain focused on the growth of our core management and member services business and our sales and marketing platform,” said David F. Palmer, President and Chief Financial Officer.

Quarter Ended March 31, 2012 Financial Results

Adjusted EBITDA for Diamond Resorts Parent, LLC and restricted subsidiaries1 increased $4.4 million, or 24.3%, to $22.5 million for the quarter ended March 31, 2012 from $18.1 million for the quarter ended March 31, 2011. EBITDA for the quarter ended March 31, 2011 includes the benefit of a one-time insurance settlement of $5.1 million. This growth is attributable to increased profitability associated with both Vacation Interest sales and the management of our members and resorts.

After including the impact of the unrestricted subsidiaries, Adjusted EBITDA for the consolidated operations of Diamond increased $7.2 million, or 55.1%, to $20.1 million for the quarter ended March 31, 2012 from $12.9 million for the quarter ended March 31, 2011. EBITDA for the quarter ended March 31, 2011 includes the benefit of a one-time insurance settlement of $5.1 million.

Vacation Interest Sales Results for the Quarter Ended March 31, 2012

Vacation Interest sales for Diamond increased $16.8 million, or 40.0%, to $58.7 million for the quarter ended March 31, 2012 from $41.9 million for the quarter ended March 31, 2011. This increase in Vacation Interest sales revenue was due to a higher average sale price per transaction and an increase in the number of vacation interest sales transactions closed. Vacation Interest sales revenue was also boosted by the revenue contribution from our ILX sales center, which commenced operations in March 2011, and our Tempus sales center, which commenced operations in July 2011.

Diamond’s advertising, sales and marketing expense as a percentage of Vacation Interest sales was 59.3% for the quarter ended March 31, 2012 compared to 67.8% for the quarter ended March 31, 2011. The decrease of such costs as a percentage of Vacation Interest sales revenue was primarily due to absorption of fixed costs through increased sales efficiencies.

Management and Member Services Results for the Quarter Ended March 31, 2012

Revenue from management and member services for Diamond increased $4.0 million, or 17.1%, to $27.3 million for the quarter ended March 31, 2012 from $23.3 million for the quarter ended March 31, 2011. Management fees increased as a result of increases in operating costs at the resort level, which generated higher same-store management fee revenue under our cost-plus management agreements, and the addition of the managed properties from the Tempus Resorts acquisition and two other management contracts entered into since April 1, 2011. We also experienced higher club revenues in the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Furthermore, we entered into a sales and marketing fee-for-service arrangement with a third party resort operator, which began to generate commission and management fee revenue during the second quarter of 2011.

The contribution margin from management and member services for Diamond increased $1.8 million, or 10.7%, to $19.0 million for the quarter ended March 31, 2012 from $17.2 million for the quarter ended March 31, 2011.

1 – Financial data for Diamond Resorts Parent, LLC and restricted subsidiaries excludes results of Diamond’s unrestricted subsidiaries. As of March 31, 2012 and December 31, 2011, the Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, ILX Acquisition and its subsidiaries, Tempus Acquisition, LLC and its subsidiaries, and DPM Acquisition and its subsidiaries. As of March 31, 2011, the Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, ILX Acquisition and its subsidiaries, and Tempus Acquisition, LLC and its subsidiaries. For purposes of the Senior Secured Note Indenture, the financial position, results of operations, and statements of cash flow of Unrestricted Subsidiaries are excluded from the Company’s financial results to determine whether the Company is in compliance with the financial covenants governing the Senior Secured Notes. Accordingly, management believes that the following presentation is helpful to current and potential investors in the Senior Secured Notes as well as others.

Non-GAAP Financial Measures

Presentation of Certain Financial Metrics

We define Adjusted EBITDA as our income (loss) before provision (benefit) for income taxes, plus: (i) corporate interest expense; (ii) depreciation and amortization; (iii) Vacation Interest cost of sales; (iv) loss on extinguishment of debt; (v) impairments and other non-cash write-offs; (vi) loss on the disposal of assets; (vii) amortization of loan origination costs; and (viii) amortization of portfolio premium; less (ix) non-cash revenue outside the ordinary course of business; (x) gain on the disposal of assets; (xi) gain on bargain purchase from business combination; and (xii) amortization of portfolio discount. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated and presented in accordance with U.S. GAAP.
We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•
it and similar non-U.S. GAAP measures are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•
by comparing Adjusted EBITDA in different historical periods, we can evaluate our operating results without the additional variations of interest income (expense), income tax provision (benefit), depreciation and amortization expense and the Vacation Interest cost of sales expense; and

•
several of the financial covenants governing the Senior Secured Notes and 2008 Conduit Facility, including the limitation on our ability to incur additional indebtedness, are determined by reference to our EBITDA as defined in the Senior Secured Notes, which definition approximates Adjusted EBITDA as presented here.

Our management uses Adjusted EBITDA: (i) as a measure of our operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) to allocate resources to enhance the financial performance of our business; and (iv) to evaluate the effectiveness of our business strategies.
The following table presents a reconciliation of net income (loss) before provision (benefit) for income taxes to Adjusted EBITDA:

	Three Months Ended March 31,
	2012	2011
	($ in thousands)
Loss before provision for income taxes	$(8,600)	$(5,246)
Plus: Corporate interest expense(a)	17,011	14,317
Depreciation and amortization(b)	3,805	3,170
Vacation Interest cost of sales(c)	8,231	67
Impairments and other non-cash write-offs(b)	(11)	83
Gain on the disposal of assets(b)	(72)	(9)
Gain on bargain purchase from business combination	(51)	—
Amortization of loan origination costs(b)	707	646
Amortization of portfolio discounts (b)	(955)	(89)
Adjusted EBITDA—Consolidated	$20,065	$12,939

	Three Months Ended March 31,
	2012	2011
	($ in thousands)
Adjusted EBITDA—Diamond Resorts Parent, LLC and Restricted Subsidiaries(d)	22,461	18,068
Adjusted EBITDA—Unrestricted Subsidiaries(d)	509	(5,129)
Adjusted EBITDA—Intercompany elimination(d)	(2,905)	—
Adjusted EBITDA—Consolidated(d)	$20,065	$12,939

(a)	Excludes interest expense related to non-recourse indebtedness incurred by our special purpose vehicles that is secured by our VOI consumer loans.

(b)	These items represent non-cash charges/gains.

(c)
We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management’s new estimates. Small changes in any of the numerous assumptions in the model can have a significant financial statement impact as ASC 978 requires a retroactive adjustment back to the time of the Sunterra Corporation acquisition in the current period. Much like depreciation or amortization, for us, Vacation Interest cost of sales is essentially a non-cash expense item.

(d)
For purposes of certain covenants governing the Senior Secured Notes, our financial performance, including Adjusted EBITDA, is measured with reference to us and our Restricted Subsidiaries, and the performance of Unrestricted Subsidiaries is not considered. Therefore, we believe that this presentation of Adjusted EBITDA provides helpful information to readers of this quarterly report.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or VOI inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•
Although Vacation Interest cost of sales is also a non-cash item, we may in the future be required to develop or acquire new resort properties to replenish VOI inventory, and Adjusted EBITDA does not reflect any cash requirements for these expenditures; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP financial statements included elsewhere in this quarterly report, and not to rely on any single financial measure to evaluate our business.

Results of Operations

See the following tables for the determination of the operating results of the Company:

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the three months ended March 31, 2012 and 2011
(In thousands)

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Revenues:
Vacation Interest sales	$55,901	$2,786	—	$58,687	$41,451	$481	$1	$41,933
Provision for uncollectible Vacation Interest sales revenue	(4,099)	(16)	—	(4,115)	(2,917)	(73)	—	(2,990)
Vacation Interest, net	51,802	2,770	—	54,572	38,534	408	1	38,943
Management and member services	27,469	1,983	(2,172)	27,280	23,349	763	(817)	23,295
Consolidated resort operations	6,832	1,702	—	8,534	6,784	162	—	6,946
Interest	9,408	4,248	—	13,656	9,376	453	—	9,829
Other	6,114	2,968	(4,174)	4,908	8,711	2	(194)	8,519
Total revenues	101,625	13,671	(6,346)	108,950	86,754	1,788	(1,010)	87,532
Costs and Expenses:
Vacation Interest cost of sales	8,104	127	—	8,231	36	31	—	67
Advertising, sales and marketing	33,586	1,413	(180)	34,819	28,087	379	(30)	28,436
Vacation Interest carrying cost, net	8,087	1,578	(393)	9,272	7,285	1,470	(195)	8,560
Management and member services	8,124	1,285	(1,134)	8,275	5,386	1,562	(821)	6,127
Consolidated resort operations	5,831	1,251	—	7,082	5,944	224	—	6,168
Loan portfolio	2,736	370	(304)	2,802	2,547	71	—	2,618
Other operating	1,412	724	(1,430)	706	132	1	—	133
General and administrative	16,734	4,027	—	20,761	16,055	2,964	34	19,053
Depreciation and amortization	2,228	1,577	—	3,805	2,666	504	—	3,170
Interest	16,665	5,266	—	21,931	17,209	1,163	—	18,372
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Impairments and other write-offs	(11)	—	—	(11)	83	—	—	83
(Gain) loss on disposal of assets	(72)	—	—	(72)	(137)	128	—	(9)
Gain on bargain purchase from business combination	—	(51)	—	(51)	—	—	—	—
Total costs and expenses	103,424	17,567	(3,441)	117,550	85,293	8,497	(1,012)	92,778
Income (loss) before provision (benefit) for income taxes	(1,799)	(3,896)	(2,905)	(8,600)	1,461	(6,709)	2	(5,246)
Provision (benefit) for income taxes	975	—	—	975	1,586	(113)	—	1,473
Net loss	$(2,774)	$(3,896)	$(2,905)	$(9,575)	$(125)	$(6,596)	$2	$(6,719)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2012 and December 31, 2011
(In thousands, except share data)

	March 31, 2012 (Unaudited)				December 31, 2011 (Audited)
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
ASSETS
Cash and cash equivalents	$17,567	$624	—	$18,191	$19,648	$249	—	$19,897
Cash in escrow and restricted cash	42,136	646	—	42,782	33,370	618	—	33,988
Mortgages and contracts receivable, net of allowance of $50.447, $31,690, $0, $82.137, $50,518, $33,580, $0, and $84,098, respectively	229,937	50,158	(4)	280,091	227,835	55,473	(6)	283,302
Due from related parties, net	39,492	(7,403)	(4,550)	27,539	33,687	(3,413)	(2,009)	28,265
Other receivables, net	20,900	2,089	7	22,996	32,579	2,455	19	35,053
Income tax receivable	1,310	—	—	1,310	629	—	—	629
Prepaid expenses and other assets, net	92,917	21,932	(2,085)	112,764	45,402	9,221	(1,146)	53,477
Unsold Vacation Interests, net	225,824	35,961	(5,260)	256,525	225,375	34,634	(3,204)	256,805
Property and equipment, net	26,417	21,861	—	48,278	25,943	22,234	—	48,177
Assets held for sale	5,661	—	—	5,661	5,517	—	—	5,517
Intangible assets, net	33,343	33,000	—	66,343	34,050	34,059	—	68,109
Total assets	$735,504	$158,868	$(11,892)	$882,480	$684,035	$155,530	$(6,346)	$833,219

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	$11,508	$744	—	$12,252	$11,663	$690	—	$12,353
Due to related parties, net	65,306	49,624	(11,550)	103,380	28,684	36,450	(9,612)	55,522
Accrued liabilities	61,993	3,540	(1,249)	64,284	68,316	3,153	(1,143)	70,326
Income taxes payable	4,712	—	—	4,712	3,491	—	—	3,491
Deferred revenues	88,409	2,069	(833)	89,645	70,743	31	—	70,774
Senior secured notes, net of original issue discount of $9,229, $0, $0, $9,229, $9,454, $0, $0, and $9,454, respectively	415,771	—	—	415,771	415,546	—	—	415,546
Securitization notes and funding facilities, net of original issue discount for $986, $0, $0, $986, $1,054, $0, $0, $1,054	188,052	57,753	—	245,805	188,165	62,730	—	250,895
Derivative liabilities	—	—	—	—	—	—	—	—
Notes payable	5,421	65,979	—	71,400	1,871	69,643	—	71,514
Total liabilities	841,172	179,709	(13,632)	1,007,249	788,479	172,697	(10,755)	950,421

Member capital	152,239	9,675	(9,675)	152,239	152,247	9,675	(9,675)	152,247
Accumulated deficit	(241,552)	(30,041)	10,941	(260,652)	(238,345)	(26,140)	13,408	(251,077)
Accumulated other comprehensive loss	(16,355)	(475)	474	(16,356)	(18,346)	(702)	676	(18,372)
Total member (deficit) capital	(105,668)	(20,841)	1,740	(124,769)	(104,444)	(17,167)	4,409	(117,202)
Total liabilities and member capital (deficit)	$735,504	$158,868	$(11,892)	$882,480	$684,035	$155,530	$(6,346)	$833,219

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2012 and 2011
(In thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Operating Activities:
Net loss	$(9,575)	$(6,719)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for uncollectible Vacation Interest sales revenue	4,115	2,990
Amortization of capitalized financing costs and original issue discounts	1,506	1,118
Amortization of capitalized loan origination costs and portfolio (premiums) discounts	(248)	557
Depreciation and amortization	3,805	3,170
Impairments and other write-offs	(11)	83
Gain on disposal of assets	(72)	(9)
Gain on bargain purchase from business combination, net of tax	(51)	—
Gain on foreign currency exchange	(29)	(8)
Gain on mortgage repurchase	(11)	(29)
Unrealized gain on derivative instruments	—	(79)
Gain on insurance settlement	—	(3,535)
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(634)	5,538
Due from related parties, net	4,589	13,985
Other receivables, net	12,226	14,458
Prepaid expenses and other assets, net	(60,054)	(48,410)
Unsold Vacation Interests, net	1,454	(5,262)
Accounts payable	(220)	3,020
Due to related parties, net	50,472	30,282
Accrued liabilities	(5,533)	(6,487)
Income taxes payable	435	1,002
Deferred revenues	18,537	9,442
Net cash provided by operating activities	20,701	15,107

Investing activities:
Property and equipment capital expenditures	(1,885)	(2,485)
Disbursement of Tempus Acquisition note receivable	—	(863)
Proceeds from sale of assets	219	1,450
Net cash used in investing activities	$(1,666)	$(1,898)

DIAMOND RESORTS PARENT, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS —Continued
For the three months ended March 31, 2012 and 2011
(In thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Financing activities:
Changes in cash in escrow and restricted cash	$(8,765)	$(6,113)
Proceeds from issuance of securitization notes and funding facilities	30,607	7,309
Proceeds from issuance of notes payable	65	800
Payments on securitization notes and funding facilities	(35,765)	(21,822)
Payments on notes payable	(7,088)	(1,918)
Payments of debt issuance costs	(24)	(299)
Proceeds from issuance of common and preferred units	—	10,151
Repurchase of a portion of outstanding warrants	—	(10,151)
Payments of costs related to issuance of common and preferred units	(8)	(48)
Net cash used in financing activities	(20,978)	(22,091)
Net decrease in cash and cash equivalents	(1,943)	(8,882)
Effect of changes in exchange rates on cash and cash equivalents	237	340
Cash and cash equivalents, beginning of period	19,897	27,329
Cash and cash equivalents, end of period	$18,191	$18,787

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$32,054	$30,347
Cash paid for taxes, net of cash refunds	$549	$488

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Priority returns and redemption premiums (adjustments) on preferred units	—	$4,339
Insurance premiums financed through issuance of note payable	$6,043	$4,469
Assets held for sale reclassified to unsold Vacation Interests	—	$3,086

About Diamond Resorts Corporation
Diamond Resorts Corporation and its subsidiaries develop, own, operate and manage vacation ownership resorts and, through resort and partner affiliation agreements, provide owners and members with access to 71 managed resorts and 144 affiliated resorts and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit DiamondResorts.com.